Exhibit 32.1

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(UNITED STATES CODE, TITLE 18, CHAPTER 63, SECTION 1350)

ACCOMPANYING QUARTERLY REPORT ON FORM 10-Q OF

ALTISOURCE PORTFOLIO SOLUTIONS S.A. FOR THE QUARTER ENDED

JUNE 30, 2014

In connection with the Quarterly Report on Form 10-Q of Altisource Portfolio Solutions S.A. (the “Company”) for the quarterly period ending  June 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), William B. Shepro, as Chief Executive Officer of the Company, and Michelle D. Esterman, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)         The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ William B. Shepro	By:	/s/ Michelle D. Esterman
	William B. Shepro Director and Chief Executive Officer (Principal Executive Officer) July 29, 2014		Michelle D. Esterman Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) July 29, 2014